CERTIFICATE OF RETIREMENT
OF
CLASS B COMMON STOCK
OF
SNOWFLAKE INC.
Pursuant to Section 243(b)
of the General Corporation Law
of the State of Delaware
Snowflake Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES as follows:
1. Part A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on September 18, 2020 (the “Amended and Restated Certificate”) provides, among other things, that the total number of shares of capital stock that the Corporation shall have authority to issue is 3,055,000,000, consisting of (i) 2,500,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (ii) 355,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), and (iii) 200,000,000 shares of Preferred Stock, par value $0.0001 per share.
2. 169,538,568 shares of Class B Common Stock, constituting all of the outstanding shares of Class B Common Stock, have been converted (the “Conversion”) into shares of Class A Common Stock of the Corporation pursuant to the provisions of Part D of Article IV of the Amended and Restated Certificate.
3. Section 9 of Part D of Article IV of the Amended and Restated Certificate provides that, following the Conversion, the shares of Class B Common Stock shall be retired and shall not be reissued.
4. Pursuant to Section 243 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 9 of Part D of Article IV of the Amended and Restated Certificate, the reissuance of 169,538,568 shares of Class B Common Stock is prohibited and such shares of Class B Common Stock are hereby retired.
5. Pursuant to Section 243 of the DGCL, the total number of shares of Class B Common Stock authorized is reduced to 185,461,432 shares of the Class B Common Stock.
Signature page follows

IN WITNESS WHEREOF, Snowflake Inc. has caused this Certificate of Retirement to be signed by its duly authorized officer as of March 3, 2021.

SNOWFLAKE INC.
By:	/s/ Michael Scarpelli
Michael Scarpelli
Chief Financial Officer